EXHIBIT 10.3
CSS INDUSTRIES, INC.
2004 EQUITY COMPENSATION PLAN
STOCK BONUS AWARD GRANT
This STOCK BONUS AWARD GRANT, dated as of                      (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to                      (the “Grantee”).
RECITALS
WHEREAS, the Human Resources Committee of the Board of Directors of the Company (the “Committee”) has determined to grant the Grantee an equity award (the “Equity Award”) for shares of common stock of the Company, par value $0.10 per share, (the “Company Stock”);
WHEREAS, the Equity Award is comprised of two separate grants, a nonqualified stock option and a stock bonus award; and
WHEREAS, the Committee has determined that the stock bonus award portion of the Equity Award shall be issued under the CSS Industries, Inc. 2004 Equity Compensation Plan (the “Plan”) and the terms and conditions of such stock bonus award shall be memorialized in this Stock Bonus Award Grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1. Grant of Stock Bonus Award. Subject to the terms and conditions set forth in this Grant and the Plan, the Company hereby grants to the Grantee a stock bonus award equivalent to                      units (the “Restricted Stock Units”). Each unit (a “Unit”) shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable Redemption Date (as defined below).
2. Restricted Stock Unit Account. The Company shall establish and maintain a Restricted Stock Unit account as a bookkeeping account on its records (the “Restricted Stock Unit Account”) for the Grantee and shall record in such Restricted Stock Unit Account the number of Restricted Stock Units granted to the Grantee. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Restricted Stock Unit Account established for the Grantee.
3. Performance Goal.
(a) Unless a Change of Control (as defined below) occurs prior to the end of the Performance Period (as defined below), the distribution of shares of Company Stock attributable to the Restricted Stock Units is contingent upon achievement of the Performance Goal (as described in subparagraph (b) below) at any time during the Performance Period and the Grantee satisfying the continuing employment condition described in Paragraph 4 below.

(b) The Restricted Stock Units will become earned if the Company’s Total Stockholder Return (“TSR”) (as described in subparagraph (c) below) at any time during the Performance Period is _____% or more as certified by the Committee (the “Performance Goal”).
(c) TSR represents stock price performance and dividend accumulation during the Performance Period for the Company. For purposes of this calculation, the initial stock price is equal to the closing stock price for the Company Stock on the last trading day prior to the Date of Grant, and the ending stock price is determined using the thirty (30) day average stock price for each day during Performance Period. The thirty (30) day average stock price is the average of the closing stock prices for the thirty (30) trading days that end on the applicable date. To determine stock price performance, a dividend adjustment factor will be determined. The dividend adjustment factor takes into account each per share dividend paid during the Performance Period through the applicable measurement date, as well as the effect of any appreciation in stock price by reason of deeming the dividend to be reinvested in the stock. TSR is determined on each measurement date by adjusting the ending stock price on such date as determined above by the dividend adjustment factor and comparing it to the initial stock price. The initial Company Stock price is $                     per share.
(d) Within thirty (30) days following the third anniversary of the Date of Grant, the Committee will determine whether the Performance Goal was achieved at any time during the period between the Date of Grant and such third anniversary and, if it has been met, will certify that the Performance Goal was so achieved. If the Performance Goal is not achieved by the third anniversary of the Date of Grant, then within thirty (30) days following the fourth anniversary of the Date of Grant, the Committee will determine whether the Performance Goal was achieved at any time during the period between the third and fourth anniversaries of the Date of Grant and, if it has been met, will certify that the Performance Goal was so achieved. The Committee also may make such determination at any time prior to the third or fourth anniversary of the Date of Grant, and if it determines that the Performance Goal was achieved at any time between the Date of Grant and the date of such determination, the Committee may so certify at such time; provided, however, if the Committee determines that the Performance Goal was not achieved between the Date of Grant and the date that it so considers the matter, then the Committee will consider the matter again within thirty (30) days following the third and/or fourth anniversary of the Date of Grant, as the case may be. The date, if any, on which the Committee certifies that the Performance Goal has been achieved, is referred to as the “Certification Date”. Regardless of when the Certification Date occurs (if at all): (i) if the Performance Goal is achieved by the third anniversary of the Date of Grant, the Grantee must be Employed by the Employer (as defined in the Plan) on such third anniversary to earn the Restricted Stock Units, and (ii) if the Performance Goal is achieved during the period between such third anniversary and the fourth anniversary of the Date of Grant, the Grantee must be Employed by the Employer (as defined in the Plan) on such fourth anniversary to earn the Restricted Stock Units.
(e) If a Change of Control occurs prior to the end of the Performance Period and prior to achievement of the Performance Goal, then the Performance Period will end on the date of the Change of Control, the Performance Goal will be deemed achieved as of the date of the Change of Control, and the Restricted Stock Units will be earned as of the date of the Change of Control, provided that the Grantee is Employed by the Employer on the date of the Change of Control. For purposes of this Grant, the term “Change of Control” shall mean as such term is defined in the Plan, except that a Change of Control shall not be deemed to have occurred for purposes of this Grant unless the event constituting the Change of Control constitutes a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations.

(f) Unless a Change of Control occurs prior to the end of the Performance Period, if the Performance Goal is not achieved at any time during the Performance Period no portion of the Restricted Stock Units may become earned, the Grantee shall not receive any shares of Company Stock with respect to such Restricted Stock Units, and the Restricted Stock Units shall terminate.
(g) For purposes of this Grant, the term “Performance Period” shall mean the                      year period beginning on the Date of Grant and ending on                     .
4. Vesting. If the Restricted Stock Units become earned as described in Paragraph 3 above, the Restricted Stock Units will become vested according to the applicable schedule described in this Paragraph 4, provided that the Grantee is Employed by the Employer on the applicable date and the Grantee does not cease to be Employed by the Employer on account of a termination for Cause (as defined in the Plan) by the Employer:
(a) Performance Goal Achieved by Third Anniversary of Date of Grant. Except as provided in subparagraph (c) below, if, as certified by the Committee, the Performance Goal is first achieved at any time prior to, or on, the third anniversary of the Date of Grant, the Restricted Stock Units will become vested according to the following schedule:

Restricted Stock Units
Vesting Date	Vested as of the Vesting Date

Third anniversary of Date of Grant	50%

Fourth anniversary of Date of Grant	50%
The vesting of the Restricted Stock Unit which is earned is cumulative, but shall not exceed 100% of the Restricted Stock Unit. If this schedule would produce fractional Restricted Stock Units, the number of Restricted Stock Units which become vested shall be rounded up to the nearest whole Restricted Stock Unit.
(b) Performance Goal Achieved After Third Anniversary of the Date of Grant, but Not Later Than Fourth Anniversary of the Date of Grant. Except as provided in subparagraph (c) below, if, as certified by the Committee, the Performance Goal is first achieved at any time after the third anniversary of the Date of Grant, but prior to, or on, the fourth anniversary of the Date of Grant, the Restricted Stock Units shall be vested on the fourth anniversary of Date of Grant.

(c) Change of Control Prior to Fourth Anniversary of the Date of Grant. If a Change of Control occurs prior to the fourth anniversary of the Date of Grant, the Restricted Stock Units shall be vested on the Change of Control.
(d) Termination for Cause. If at any time prior to the date the vested Restricted Stock Units, if any, are redeemed in accordance with Paragraph 5 the Grantee ceases to be Employed by the Employer on account of a termination for Cause by the Employer, all of the Restricted Stock Units subject to this Grant shall be immediately forfeited and the Grantee shall not have any rights with respect to the redemption of any portion of the Restricted Stock Units, irrespective of whether the Performance Goal described in Paragraph 3 was achieved or the vesting condition(s) described in this Paragraph 4 were satisfied. In addition, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, and prior to the date on which the vested Restricted Stock Units, if any, are redeemed in accordance with Paragraph 5, such vested Restricted Stock Units shall be immediately forfeited and the Grantee shall not have any rights with respect to the redemption of any portion of such Restricted Stock Units.
(e) Performance Goal Not Achieved by Fourth Anniversary of the Date of Grant. Except in the event of a Change of Control prior to the end of the Performance Period, if the Performance Goal is not achieved by the fourth anniversary of the Date of Grant, no portion of the Restricted Stock Unit will become vested and the Restricted Stock Until shall be forfeited.
5. Redemption. The Restricted Stock Units that become vested pursuant to Paragraph 4 above, provided they have become earned pursuant to Paragraph 3 above, shall be redeemed by the Company on the earlier to occur of (i) within sixty (60) days following the fourth anniversary of the Date of Grant; or (ii) within thirty (30) days following the Change of Control. The date on which the Restricted Stock Units are redeemed pursuant to the preceding sentence is referred to as the “Redemption Date”. On the Redemption Date, all Restricted Stock Units that have become earned and vested pursuant to Paragraphs 3 and 4 will be redeemed and converted to an equivalent number of shares of Company Stock, and the Grantee shall receive a single sum distribution of such shares of Company Stock, which shall be issued under the Plan.
6. Change of Control. Except as set forth above, the provisions set forth in the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code.
7. Acknowledgment by Grantee. By accepting this Grant, the Grantee acknowledges that with respect to any right to redemption pursuant to this Grant, the Grantee is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby acknowledges and agrees that the Grantee will indemnify the Employer (as defined in the Plan) and hold the Employer free and harmless of, from and against any and all losses, damage, obligation or liability, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the Plan or the agreements of the Grantee set forth herein. The Grantee also acknowledges receipt of a copy of the Plan and agrees to be bound by the terms of the Plan and this Grant. The Grantee further agrees to be bound by the determinations and decisions of the Committee with respect to this Grant and the Plan and the Grantee’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Committee shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Grantee.

8. Restrictions on Issuance or Transfer of Shares of Company Stock.
(a) The obligation of the Company to deliver shares of Company Stock upon the redemption of the Restricted Stock Units shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares of Company Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Company Stock, the shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares of Company Stock pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b) As a condition to receive any shares of Company Stock on the Redemption Date, the Grantee agrees to be bound by the Company’s policies regarding the transfer of the shares of Company Stock and understands that there may be certain times during the year in which the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares of Company Stock.
(c) As soon as administratively practicable following the Redemption Date, a certificate representing the shares of Company Stock that are redeemed shall be issued to the Grantee.
9. Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company, and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe this Grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Grantee’s acceptance of this Grant is the Grantee’s agreement to be bound by the interpretations and decisions of the Committee with respect to this Grant and the Plan.

10. No Rights as Stockholder. The Grantee shall not have any rights as a stockholder of the Company, including the right to any cash dividends, or the right to vote, with respect to any Restricted Stock Units.
11. No Rights to Continued Employment or Service. This Grant shall not confer upon the Grantee any right to be retained in the employment or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
12. Assignment and Transfers. No Restricted Stock Units awarded to the Grantee under this Grant may be transferred, assigned, pledged, or encumbered by the Grantee and a Restricted Stock Unit shall be redeemed during the lifetime of the Grantee only for the benefit of the Grantee. Any attempt to transfer, assign, pledge, or encumber the Restricted Stock Unit by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Grantee’s consent.
13. Withholding. The Grantee shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and redemption of the Restricted Stock Units. Any tax withholding obligation of the Employer with respect to the redemption of the Restricted Stock Units shall be satisfied by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities.
14. Effect on Other Benefits. The value of shares of Company Stock distributed with respect to the Restricted Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Company or the Employer. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.
15. Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Grant, together with the Non-Disclosure and Non-Competition Agreement (or, if applicable, the Non-Disclosure Agreement) provided to the Grantee herewith, the provisions of which are incorporated herein by reference, sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Grant and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.

16. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Secretary at the Company’s corporate headquarters, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll records of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
17. Section 409A of the Code. As applicable, this Grant is intended to comply with the requirements of section 409A of the Code and shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code. If any redemption cannot be provided or made at the time specified herein, then such distribution shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed. In no event may the Grantee, directly or indirectly, designate the calendar year of distribution.
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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant effective as of the Date of Grant.

ATTEST	CSS INDUSTRIES, INC.

(Corporate Seal)

By:

I hereby accept the grant of Restricted Stock Units described in this Stock Bonus Award Grant. I have read the terms of the Plan and this Stock Bonus Award Grant, and agree to be bound by the terms of the Plan and this Stock Bonus Award Grant and the interpretations of the Committee with respect thereto.

ACCEPTED:

By: